UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2011

GOLD HOLDING CORP.

(Exact name of registrant as specified in charter)

Nevada	000-52775	20-4076559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 North Curry Street, Carson City, Nevada	89703
(Address of principal executive offices)	(Zip Code)

775-321-8216

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.01.  Changes in Control of Registrant.

On June 9, 2011, a change in control of Gold Holding Corp. (the "Company") occurred when Demitro Marianovich sold all of his 3,500,000 common shares in a private share purchase transaction to Francisco Quiros Krum.  Mr. Marianovich sold his shares to Mr. Krum for cash consideration of $320,000.  Mr. Krum now has voting control over 71.4% of the Company’s outstanding and issued common stock.

To the knowledge of the Company, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a further change in control of the Company.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On June 9, 2011, the Company received a resignation notice from Demitro Marianovich from all of his positions with the Company, including President, CEO, Principal Executive Officer, Treasurer, CFO, Principal Accounting Officer, Secretary, Treasurer and as Director.

Mr. Marianovich’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

On June 9, 2011, the Company appointed Francisco Quiros Krum as its new President, CEO, Principal Executive Officer, Treasurer, CFO, Principal Accounting Officer, Secretary, Treasurer and as Director.

From March 2006 until January 2007, Mr. Krum worked as a Steadycam operator for Ideals del Sur, a TV production company which was responsible for shows such as “Bailando por un Sueño” (the Argentine version of Dancing with the Stars) and popular sitcom “Soy tu fan” featuring actors Dolores Fonzi and Gaston Pauls.  From February 2007 until December 2007 Mr. Krum worked as Gaffer and Grip for Films “Arroz con Leche”, directed by Jorge Polaco and “El sueño del Perro” directed by Paulo Pecora.  From January 2008 until March 2009, Mr. Krum was Director of Photography (Cinematographer) at Loop the Loop Production Company.  From March 2009 to June 2010 he worked as a Steadycam operator for Pinball Production Company.  From June 2010 to present, Mr. Krum is a Helicopter Steadycam operator at FX Stunt Team as well as Director of Photography and Gaffer for several feature films and INCAA TV (Argentine Film Industry National TV channel) series ECOS.

Mr. Krum will serve as our Director and officer until his duly elected successor is appointed or he resigns.  There are no arrangements or understandings between Mr. Krum and any other person pursuant to which he was selected as an officer or director.  There are no family relationship between Mr. Krum and any of our officers or directors.  Mr. Krum has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Item 8.01.  Other Events.

Effective June 9, 2011, the Company has moved its executive offices to 112 North Curry Street, Carson City, Nevada.  The Company’s new telephone number is 775-321-8216.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD HOLDING CORP.

Date: June 21, 2011	By:	/s/ Francisco Quiros Krum
Francisco Quiros Krum, President

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